UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36057	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

200 N. Loraine Street, Suite 1245 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 682-7464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 11, 2013, Ring Energy, Inc. (the “Company”) announced the closing of its previously announced underwritten public offering of 5,000,000 shares of its common stock, as well as the exercise of the full over-allotment option by the underwriters of an additional 750,000 shares of its common stock (the “Offering”).

The shares were sold at the public offering price of $10.00 per share. The gross proceeds from the Offering will be $57.5 million. The Company estimates net proceeds from the Offering will be $54.3 million, after deducting underwriting commissions and estimated offering expenses payable by the Company.

The Company issued a press release on December 11, 2013, announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated December 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: December 11, 2013	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer